UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

CORONADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 5.02(b) below is hereby incorporated by reference to this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2013, Coronado Biosciences, Inc. issued a press release reporting unaudited financial results for the quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Items 2.02 and 9.01 of this current report on Form 8-K (excluding Exhibit 10.51) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective August 1, 2013, Coronado and Dr. Hehenberger entered into an Amendment to Employment Agreement to appoint Dr. Hehenberger Coronado’s Executive Vice President of Scientific Affairs. Dr. Hehenberger previously served as Coronado’s Executive Vice President and Chief Medical Officer, from April 19, 2012 to July 31, 2013. The Amendment to Employment Agreement is attached hereto as Exhibit 10.51 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.51	Amendment to Employment Agreement dated August 1, 2013 by and between Coronado Biosciences, Inc. and Dr. Karin Hehenberger, M.D., Ph.D.

99.1	Press release dated August 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: August 5, 2013	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Senior Vice President, Finance